Supplemental Operating & Financial Data Fourth Quarter Ended December 31, 2019 Exhibit 99.2

Table of Contents 242, 242, 242 Financial Summary Consolidated Statements of Operations 2 Funds from Operations and Adjusted Funds from Operations 3 Consolidated Balance Sheets 4 GAAP Reconciliations to EBITDAre, GAAP NOI and Cash NOI 5 Market Capitalization, Debt Summary and Leverage Metrics 6 Net Investment Activity Investment Summary 7 Disposition Summary 8 Portfolio Summary Portfolio Highlights 9 Tenant and Industry Diversification 10 Portfolio Health 11 Leasing Summary Leasing Expiration Schedule, Leasing Activity and Statistics 12 Same-Store Analysis 13 Lease Escalations 14 Glossary 15-17

Financial Summary

Consolidated Statements of Operations

(in thousands, except share and per share data)	Three Months Ended December 31, 2019 (unaudited)	Three Months Ended December 31, 2018 (unaudited)	Year Ended December 31, 2019 (unaudited)	Year Ended December 31, 2018 (audited)
Revenues:				
Rental revenue[1,2]	$ 37,828	$ 27,825	$ 135,670	$ 94,944
Interest on loans and direct financing leases	1,355	277	3,024	656
Other revenue	22	548	663	623
Total revenues	39,205	28,650	139,357	96,223
Expenses:				
Interest	6,963	6,718	27,037	30,192
General and administrative[3]	5,290	3,891	21,745	13,762
Property expenses[4]	736	759	3,070	1,980
Depreciation and amortization	12,378	8,510	42,745	31,352
Provision for impairment of real estate	997	977	2,918	4,503
Total expenses	26,364	20,855	97,515	81,789
Other operating income:				
Gain on dispositions of real estate, net	2,695	345	10,932	5,445
Income from operations	15,536	8,140	52,774	19,879
Other (loss)/income:				
Loss on repurchase and retirement of secured borrowings[5]	(887)	—	(5,240)	—
Interest	71	211	794	930
Income before income tax expense	14,720	8,351	48,328	20,809
Income tax expense	94	52	303	195
Net income	14,626	8,299	48,025	20,614
Net income attributable to non-controlling interests	(105)	(2,519)	(6,181)	(5,001)
Net income attributable to stockholders and members	$ 14,521	$ 5,780	$ 41,844	$ 15,613

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Period from June 25, 2018 to December 31, 2018
Basic weighted-average shares outstanding	81,232,922	43,057,802	64,104,058	42,634,678
Basic net income per share	$ 0.18	$ 0.13	$ 0.65	$ 0.26
Diluted weighted-average shares outstanding	82,231,030	62,217,218	75,309,896	61,765,957
Diluted net income per share	$ 0.18	$ 0.13	$ 0.63	$ 0.26

1. Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $137 and $205 for the three months ended December 31, 2019 and 2018 and $855 and $1,082 for the years ended December 31, 2019 and 2018, respectively.
2. Includes reimbursable income from our tenants of $247 and $502 for the three months ended December 31, 2019 and 2018 and $1,427 and $589 for the years ended December 31, 2019 and 2018, respectively.
3. During the year ended December 31, 2019, includes non-recurring expenses of $2,473 for costs and charges incurred in connection with the secondary offering by our funding capital partner and $275 for a provision for settlement of litigation.
4. Includes reimbursable expenses from our tenants of $247 and $502 for the three months ended December 31, 2019 and 2018 and $1,427 and $534 for the years ended December 31, 2019 and 2018, respectively
5. Includes the write-off of $887 of deferred financing costs during the three months ended December 31, 2019 and includes premium paid on repurchase of notes issued under our Master Trust Funding Program of $1,400, the write-off of $3,740 of deferred financing costs and $100 of legal costs during the year ended December 31, 2019.

2 Supplemental Financial and Operating Information | As of December 31, 2019 ESSENTIAL PROPERTIES

Financial Summary

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

(unaudited, in thousands except per share amounts)	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Net income	$ 14,626	$ 8,299	$ 48,025	$ 20,614
Depreciation and amortization of real estate	12,354	8,496	42,649	31,335
Provision for impairment of real estate	997	977	2,918	4,503
Gain on dispositions of real estate, net	(2,695)	(345)	(10,932)	(5,445)
Funds from Operations	25,282	17,427	82,660	51,007
Other non-recurring expenses[1]	887	—	7,988	—
Core Funds from Operations	26,169	17,427	90,648	51,007
Adjustments:				
Straight-line rental revenue, net	(3,336)	(2,499)	(12,215)	(8,214)
Non-cash interest expense	603	816	2,738	2,798
Non-cash compensation expense	1,022	1,042	4,546	2,440
Other amortization and non-cash charges	81	179	824	579
Capitalized interest expense	(125)	(11)	(290)	(225)
Transaction costs	—	(1)	—	57
Adjusted Funds from Operations	$ 24,414	$ 16,953	$ 86,251	$ 48,442
Net income per share[2]:				
Basic	$ 0.18	$ 0.13	$ 0.65	
Diluted	$ 0.18	$ 0.13	$ 0.63	
FFO per share[2]:				
Basic	$ 0.31	$ 0.28	$ 1.11	
Diluted	$ 0.31	$ 0.28	$ 1.09	
Core FFO per share[2]:				
Basic	$ 0.32	$ 0.28	$ 1.21	
Diluted	$ 0.32	$ 0.28	$ 1.20	
AFFO per share[2]:				
Basic	$ 0.30	$ 0.27	$ 1.15	
Diluted	$ 0.30	$ 0.27	$ 1.14	

1. Includes non-recurring expenses of $887 related to our retirement of secured borrowings during the three months ended December 31, 2019 and $2,473 for costs and charges incurred in connection with the secondary offering by our funding capital partner, our $5,240 loss on repurchase and retirement of secured borrowings and $275 for a provision for settlement of litigation during the year ended December 31, 2019.
2. Calculations exclude $116, $145 and $494 from the numerator for the three months ended December 31, 2019 and 2018 and the year ended December 31, 2019, respectively, related to dividends paid on unvested restricted share awards and restricted share units.

3 Supplemental Financial and Operating Information | As of December 31, 2019 ESSENTIAL PROPERTIES

Financial Summary Consolidated Balance Sheets 242, 242, 242     December 31, 2019   December 31, 2018 (in thousands, except share and per share amounts)   (unaudited)   (audited) ASSETS         Investments: Real estate investments, at cost:         Land and improvements $ 588,279 $ 420,848 Building and improvements   1,224,682   885,656 Lease incentive 4,908 2,794 Construction in progress   12,128   1,325 Intangible lease assets 78,922 66,421 Total real estate investments, at cost   1,908,919   1,377,044 Less: accumulated depreciation and amortization (90,071) (51,855) Total real estate investments, net   1,818,848   1,325,189 Loans and direct financing lease receivables, net 92,184 17,505 Real estate investments held for sale, net   1,211   — Net investments 1,912,243 1,342,694 Cash and cash equivalents   8,304   4,236 Restricted cash 13,015 12,003 Straight-line rent receivable, net   25,926   14,255 Prepaid expenses and other assets, net 15,959 7,712 Total assets   $ 1,975,447   $ 1,380,900 LIABILITIES AND EQUITY         Secured borrowings, net of deferred financing costs $ 235,336 $ 506,116 Unsecured term loans, net of deferred financing costs   445,586   — Revolving credit facility 46,000 34,000 Intangible lease liabilities, net   9,564   11,616 Dividend payable 19,395 13,189 Accrued liabilities and other payables   17,453   4,938 Total liabilities 773,334 569,859 Commitments and contingencies   —   — Stockholders' equity: Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of December 31, 2019 and 2018   —   — Common stock, $0.01 par value; 500,000,000 authorized; 83,761,151 and 43,749,092 issued and outstanding as of December 31, 2019 and 2018, respectively 838 431 Additional paid-in capital   1,223,043   569,407 Distributions in excess of cumulative earnings (27,482) (7,659) Accumulated other comprehensive loss   (1,949)   — Total stockholders' equity 1,194,450 562,179 Non-controlling interests   7,663   248,862 Total equity 1,202,113 811,041 Total liabilities and equity   $ 1,975,447   $ 1,380,900

Financial Summary GAAP Reconciliations to EBITDAre, GAAP NOI, Cash NOI and Estimated Run Rate Metrics 242, 242, 242 These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all investments in and dispositions of real estate made during the three months ended December 31, 2019 had occurred on October 1, 2019. Adjustment excludes $887 of non-core expenses added back to compute Core FFO and a $541 write-off of receivables. Adjustment excludes contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease and lease termination fees.     Three Months Ended (unaudited, in thousands)   December 31, 2019 Net income   $ 14,626 Depreciation and amortization   12,378 Interest expense   6,963 Interest income (71) Income tax expense   94 EBITDA 33,990 Provision for impairment of real estate   997 Gain on dispositions of real estate, net (2,695) EBITDAre   32,292 Adjustment for current quarter acquisition and disposition activity1 2,121 Adjustment to exclude other non-recurring expenses2   1,428 Adjustment to exclude lease termination fees and certain percentage rent3 (19) Adjusted EBITDAre - Current Estimated Run Rate   35,822 General and administrative 5,290 Adjusted net operating income ("NOI")   41,112 Straight-line rental revenue, net1 (3,544) Other amortization and non-cash charges   79 Adjusted Cash NOI $ 37,647       Annualized EBITDAre $ 129,168 Annualized Adjusted EBITDAre   $ 143,288 Annualized Adjusted NOI $ 164,448 Annualized Adjusted Cash NOI   $ 150,588

Financial Summary

Market Capitalization, Debt Summary and Leverage Metrics

(dollars in thousands, except share and per share amounts)	December 31, 2019	Rate	Maturity[1]
Secured debt:			
Series 2017-1, Class A	223,434	4.10%	4.5 years
Series 2017-1, Class B	15,669	5.11%	4.5 years
Total secured debt	239,103	4.17%	4.5 years
Unsecured debt:			
$200mm term loan	200,000	3.31%	4.3 years
$430mm term loan	250,000	3.11%	6.9 years
Revolving credit facility[2]	46,000	LIBOR plus 1.25% to 1.85%	3.3 years
Total unsecured debt	496,000	3.19%	5.5 years
Gross debt	735,103	3.50%	5.2 years
Less: cash & cash equivalents	(8,304)		
Less: restricted cash deposits held for the benefit of lenders	(13,015)		
Net debt	713,784		
Equity:			
Preferred stock	—		
Common stock & OP units (84,314,998 shares @ $24.81/share as of 12/31/19)[3]	2,091,855		
Total equity	2,091,855		
Total enterprise value ("TEV")	$ 2,805,639		
Pro forma adjustments to Net Debt and TEV[4]:			
Net debt	$ 713,784		
Less: cash received - January 2020 follow-on offering	(191,964)		
Pro forma net debt	521,820		
Total equity	2,091,855		
Common stock - January 2020 follow-on offering (7,935,000 shares @ $24.81/share as of 12/31/19)	196,867		
Pro forma TEV	$ 2,810,543		
Net Debt / TEV	25.4%		
Pro Forma Net Debt / Pro Forma TEV	18.6%		
Net Debt / Annualized Adjusted EBITDAre	5.0x		
Pro Forma Net Debt / Annualized Adjusted EBITDAre	3.6x		

1. Maturity figures for our secured debt are based off of our anticipated repayment schedule. The Series 2016-1 notes were due to mature in November 2046 but were fully repaid in November 2019. The Series 2017-1 notes mature in June 2047 but have an anticipated repayment date of June 2024.
2. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $400 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.
3. Common equity & units as of December 31, 2019, based on 83,761,151 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.
4. Pro forma adjustments have been made to reflect the impact of our January 2020 follow-on offering of common stock. On January 14, 2020, we issued 7,935,000 shares of common stock for proceeds of $192.0 million, net of underwriters' discounts.

6 Supplemental Financial and Operating Information | As of December 31, 2019 ESSENTIAL PROPERTIES

Net Investment Activity

Investment Summary



2018 Total: $516mm
2019 Total: $687mm
Investment Activity ($000s)
$240,000
$200,000
$160,000
$120,000
$80,000
$40,000
$0
$64,098
$214,427
$133,745
$103,660
$118,187
$190,280
$173,590
$204,709

Investments	1Q 2018	2Q 2018	3Q 2018	4Q 2018	1Q 2019	2Q 2019[6]	3Q 2019[7]	4Q 2019[8]
Number of Transactions	16	23	34	24	35	32	28	41
Property Count	28	86	62	39	51	91	139	94
Avg. Investment per Unit (in 000s)	$2,195	$2,438	$2,042	$2,572	$2,303	$2,015	$1,174	$2,049
Cash Cap Rates[1]	7.8%	7.6%	7.6%	7.6%	7.5%	7.3%	7.5%	7.3%
GAAP Cap Rates[2]	8.3%	8.7%	8.5%	8.5%	8.4%	8.1%	8.2%	8.0%
Master Lease %[3,4]	33%	82%	58%	57%	47%	67%	73%	41%
Sale-Leaseback %[3,5]	68%	90%	77%	83%	78%	65%	88%	81%
% of Financial Reporting[3]	100%	96%	100%	90%	100%	100%	100%	99%
Rent Coverage Ratio	2.3x	2.4x	2.7x	2.8x	3.2x	3.2x	3.2x	3.1x
Lease Term Years	14.1	17.2	16.1	16.6	15.1	15.3	16.6	16.3

1. Cash ABR for the first full month after the investment divided by the purchase price for the property.
2. GAAP rent for the first twelve months after the investment divided by the purchase price for the property.
3. As a percentage of cash ABR for that particular quarter.
4. Includes investments in mortgage loan receivables collateralized by more than one property.
5. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions.
6. Includes three properties that secured $16.8 million of mortgage loans receivable.
7. Includes 71 properties that secured $35.3 million of mortgage loans receivable.
8. Includes 18 properties that secured $34.6 million of mortgage loans receivable.

7 Supplemental Financial and Operating Information | As of December 31, 2019 ESSENTIAL PROPERTIES

Net Investment Activity Disposition Summary 242, 242, 242 Net of transaction costs. Gains/(losses) based on our aggregate allocated purchase price. Cash ABR at time of sale divided by gross sale price (excluding transaction costs) for the property. Property count excludes dispositions in which only a portion of the owned parcel is sold. Excludes one property sold pursuant to an existing tenant purchase option. Excludes the sale of one leasehold property. Excludes the prepayment of two mortgage loans receivable for $4.6 million. Dispositions 1Q 2018 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 20197 3Q 2019 4Q 2019 Realized Gain/(Loss)1,2 (1.7%) 9.7%5 (6.6%)6 0.4% 2.9% 1.3% 17.8% 8.5% Cash Cap Rate on Leased Assets3 6.7% 7.1%5 6.8%6 6.9% 6.6% 7.0% 6.7% 6.9% Leased Properties Sold4 5 8 17 7 7 10 9 7 Vacant Properties Sold4 1 2 4 1 -- 1 1 1 Rent Coverage Ratio 0.8x 2.1x5 1.8x6 1.8x 1.8x 1.5x 1.1x 1.7x 2018 Total: $60mm 2019 Total: $72mm

Portfolio Summary Portfolio Highlights 242, 242, 242 Investment Properties (#)1 1,000 Square Footage (mm) 7.9 Tenants (#) 205 Concepts (#) 265 Industries (#) 16 States (#) 44 Weighted Average Remaining Lease Term (Years) 14.6 Triple-Net Leases (% of Cash ABR) 93.5% Master Leases (% of Cash ABR) 60.3% Sale-Leaseback (% of Cash ABR)2,3 81.4% Unit-Level Rent Coverage 2.9x Unit-Level Financial Reporting (% of Cash ABR) 98.2% Leased (%) 100.0% Top 10 Tenants (% of Cash ABR) 23.4% Average Investment Per Property ($mm) $2.0 Average Transaction Size ($mm)2 $6.1 Total Cash ABR ($mm) $151.2 Includes one undeveloped land parcel and 91 properties that secure mortgage loans receivable. Exclusive of GE Seed Portfolio. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. As of December 31, 2019

Portfolio Summary

Tenant and Industry Diversification

Top 10 Tenant Exposure

Top 10 Tenants[1]	Properties	% of Cash ABR
Captain D's	74	3.4%
Mister	13	2.8%
Art Van	4	2.5%
amc	5	2.5%
Couche-Tard	34	2.4%
Zips	12	2.1%
The Malvern School	13	2.1%
GPM Investments, LLC	26	2.0%
VASA	5	1.9%
TOWN SPORTS INTERNATIONAL	3	1.8%
Top 10 Tenants	**189**	**23.4%**
Total	**1,000**	**100.0%**

Diversification by Industry

Tenant Industry	Type of Business	Cash ABR ($'000s)	% of Cash ABR	# of Properties[2]	Building SqFt	Rent Per SqFt[3]
Quick Service	Service	$ 21,545	14.2%	304	810,104	$ 26.82
Car Washes	Service	18,946	12.5%	82	382,429	49.31
Convenience Stores	Service	16,942	11.2%	149	598,940	28.29
Early Childhood Education	Service	16,846	11.1%	82	830,575	19.70
Medical / Dental	Service	16,029	10.6%	95	594,299	26.11
Casual Dining	Service	8,785	5.8%	61	369,841	23.75
Automotive Service	Service	7,286	4.8%	62	382,394	19.05
Family Dining	Service	5,099	3.4%	31	194,188	26.26
Other Services	Service	4,975	3.3%	24	257,823	19.30
Pet Care Services	Service	4,861	3.2%	32	201,541	19.94
Service Subtotal		**$ 121,314**	**80.2%**	**922**	**4,622,133**	**$ 25.87**
Health and Fitness	Experience	9,971	6.6%	25	953,487	9.82
Entertainment	Experience	7,072	4.7%	18	647,483	10.92
Movie Theatres	Experience	4,341	2.9%	6	293,206	14.81
Experience Subtotal		**$ 21,384**	**14.1%**	**49**	**1,894,176**	**$ 10.97**
Home Furnishings	Retail	5,367	3.5%	7	383,415	14.00
Grocery	Retail	467	0.3%	2	70,623	6.61
Retail Subtotal		**$ 5,834**	**3.9%**	**9**	**454,038**	**$ 12.85**
Building Materials	Other	2,696	1.8%	19	896,956	3.01
Total		**$ 151,227**	**100.0%**	**999**	**7,867,303**	**$ 18.92**

1. Represents tenant, guarantor or parent company.
2. Excludes one undeveloped land parcel, but includes 91 properties that secure mortgage loans receivable.
3. Calculation excludes properties with no annualized base rent and properties under construction.

10 Supplemental Financial and Operating Information | As of December 31, 2019 ESSENTIAL PROPERTIES

Portfolio Summary

Portfolio Health

Tenant Financial Reporting

Tenant Financial Reporting Requirements	% of Cash ABR
Unit-Level Financial Information	98.2%
Corporate-Level Financial Reporting	98.6%
Both Unit-Level and Corporate-Level Financial Information	98.0%
No Financial Information	1.1%

% of Cash ABR by Unit-Level Coverage Tranche[1]



< 1.00x
1.5%
1.00x to
1.49x
5.5%
1.50x to
1.99x
19.3%
Not
reported
1.0%
≥ 2.00x
72.6%

Unit-Level Coverage by Tenant Credit[2]



% of Cash ABR
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
CCC+
B-
B
B+
BB-
BB
BB+
BBB-
BBB
BBB+
A-
A
A+
AA-
Rent Coverage Ratio (x)
< 1.00x
1.00 to 1.49x
1.50 to 1.99x
≥ 2.00x
NR

Unit-Level Coverage by Lease Expiration



42.3%
% of Cash ABR
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Thereafter
Rent Coverage Ratio (x)
< 1.00x
1.00 to 1.49x
1.50 to 1.99x
≥ 2.00x
NR

Note: 'NR' means not reported.

1. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases.
2. The chart illustrates the portions of annualized base rent as of December 31, 2019 attributable to leases with tenants having specified implied credit ratings based on their Moody's RiskCalc scores. Moody's equates the EDF scores generated using RiskCalc with a corresponding credit rating.

11 Supplemental Financial and Operating Information | As of December 31, 2019 ESSENTIAL PROPERTIES

Leasing Summary

Leasing Expiration Schedule, Leasing Activity and Statistics

Annual Lease Expiration by Cash ABR

Year[1]	Cash ABR	% of Cash ABR	# of Properties[2]	Wgt. Avg. Coverage[3]
2020	$ 703	0.5%	7	2.1x
2021	333	0.2%	3	2.3x
2022	773	0.5%	5	3.7x
2023	2,228	1.5%	13	2.9x
2024	6,264	4.1%	61	3.6x
2025	839	0.6%	8	4.3x
2026	2,395	1.6%	14	2.6x
2027	4,991	3.3%	32	3.1x
2028	2,875	1.9%	17	2.9x
2029	4,267	2.8%	68	4.2x
2030	4,423	2.9%	42	3.7x
2031	5,821	3.8%	34	3.9x
2032	12,249	8.1%	67	3.2x
2033	9,484	6.3%	43	2.5x
2034	25,480	16.8%	208	3.1x
2035	1,501	1.0%	14	3.4x
2036	2,697	1.8%	22	2.2x
2037	20,955	13.9%	87	3.0x
2038	17,806	11.8%	95	2.1x
2039	23,171	15.3%	152	2.5x
Thereafter	1,974	1.3%	7	2.3x
Total	**$151,227**	**100.0%**	**999**	**2.9x**

Leasing Activity – Trailing 12 Months

$(000)s	Renewed Per Terms of Lease	Re-Leased to New Tenant Without Vacancy	Re-Leased to New Tenant After Vacancy	Total Leasing
Prior Cash ABR	$ 88	$ 1,448	-	$ 1,536
New Cash ABR	96	1,500	-	1,596
Recovery Rate	109.1%	103.6%	-	103.9%
Number of Leases	2	4	-	6
Average Months Vacant	-	-	-	-
Lease Incentives Paid	-	$1,500	-	$1,500
% of Total Cash ABR[4]	0.1%	1.0%	-	1.1%

Leasing Statistics

Vacant Properties at September 30, 2019	**0**
Expiration Activity	+ 1
Leasing Activity	0
Vacant Property Sales	- 1
Vacant Properties at December 31, 2019	**0**

1. Expiration year of contracts in place as of December 31, 2019 and excludes any tenant option renewal periods that have not been exercised.
2. Excludes one undeveloped land parcel, but includes 91 properties that secure mortgage loans receivable.
3. Weighted by cash ABR as of December 31, 2019.
4. New cash ABR divided by total cash ABR as of December 31, 2019.

12 Supplemental Financial and Operating Information | As of December 31, 2019 ESSENTIAL PROPERTIES

Leasing Summary Same-Store Analysis 242, 242, 242 Same-Store Portfolio: All properties owned, excluding new sites under construction, for the entire same-store measurement period, which is October 1, 2018 through December 31, 2019. The same-store portfolio for 4Q 2019 is comprised of 590 properties and represented ~62% of our total portfolio as measured by contractual cash rent divided by our cash ABR at December 31, 2019. Contractual Cash Rent: The amount of cash rent our tenants are contractually obligated to pay per the in-place lease as of December 31, 2019; excludes percentage rent that is subject to sales breakpoints per the lease. Defined Terms Same-Store Portfolio Performance Excludes reimbursable property operating expenses.   Contractual Cash Rent ($000s) %   Type of Business 4Q 2019 4Q 2018 Change   Service $ 18,170 $ 17,796 2.1% Experience 3,521 3,529 -0.2%   Retail 1,300 1,282 1.4% Industrial 674 661 2.0%   Total Same-Store Rent $ 23,664 $ 23,268 1.7%   - Property Operating Expense1 258 230 12.1% Total Same-Store NOI $ 23,407 $ 23,038 1.6%

Leasing Summary Lease Escalations 242, 242, 242 Leases contributing 99% of cash ABR provided for base rent escalation, generally ranging from 1.0% to 3.0% annually, with a weighted average annual escalation rate of 1.5%, which assumes 0.0% change in annual CPI 6% of contractual rent escalations by cash ABR are CPI-based, while 93% are based on fixed percentage or scheduled increases 72% of cash ABR derived from flat leases is attributable to leases that provide for contingent rent based on a percentage of the tenant’s gross sales at the leased property Based on cash ABR as of December 31, 2019. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Lease Escalation Frequency Lease Escalation Type     Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1,2 Annually 79.4% 1.6% Every 2 years 2.5 1.4 Every 3 years 0.4 1.2 Every 4 years 0.5 0.8 Every 5 years 13.6 1.3 Other escalation frequencies 2.2 1.4 Flat 1.4 NA Total / Weighted Average 100.0% 1.5%

Glossary Supplemental Reporting Measures 242, 242, 242 FFO, Core FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”), core funds from operations (“Core FFO”) and adjusted funds from operations (“AFFO”), each of which is a non-GAAP financial measures. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions). We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include items like certain transaction related gains, losses, income or expense or other non-core amounts as they occur. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain items that we believe are not indicative of our operating performance, including straight-line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization and non-cash charges, capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We believe that AFFO is an additional useful supplemental measure for investors to consider to assess our operating performance without the distortions created by non-cash and certain other revenues and expenses. FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities, and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Glossary Supplemental Reporting Measures 242, 242, 242 We also present our earnings before interest, taxes and depreciation and amortization for real estate (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA and EBITDAre We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance, exclusive of certain non-cash and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, the should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. Net Debt We calculate our net debt as our gross debt (defined as total debt plus net deferred financing costs on our secured borrowings) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. We believe excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI We compute NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash charges. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, our computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Glossary Supplemental Reporting Measures 242, 242, 242 Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We further adjust EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all investment and disposition activity that took place during the quarter had been made on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and iii) to eliminate the impact of lease termination fees and contingent rental revenue from our tenants which is subject to sales thresholds specified in the lease. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates. Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. GE Seed Portfolio GE seed portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs). GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property. Disclaimer Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).